UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007 (December 1, 2007)

Disaster Preparedness Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52552	42-1712523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3531 Commercial Street Vancouver, B.C.	V5N 4E8 Canada
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 785-0184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2007, the Board of Directors (the “Board”) of Disaster Preparedness Systems, Inc. (the “Company”) appointed Patrick J. Howard to the Board. The purpose of this appointment was to increase the number of independent directors on the Board and to be able to fill future Board committee assignments.

Mr. Howard currently serves as Managing Member of Triad Resorts, LLC, a Nevada limited liability company. Mr. Howard also is a founder of investment bank EverGreen Pacific Capital, LLC and of energy consulting firm pEnergy, LLC. Prior to his current positions, Mr. Howard served as Managing Director of Capital Access, LLC, where he led the firm’s municipal and project finance investment banking efforts. Before that he served as Vice President Investment Banking at Seattle-Northwest Securities Corporation where he established a real estate investment banking presence for the firm. His responsibilities included handling client relationships, analyzing real estate project financials, structuring bond transactions, organizing all phases of financing, assembling financing team, pricing bond issues, selling bonds to institutional and high net worth investors, securing credit enhancement and bond ratings, editing legal documents, and organizing closings. Prior to his work at Seattle-Northwest, Mr. Howard served as Vice President at Cobalt Properties, Inc. where he led all real estate acquisition and development efforts, including writing and negotiating purchase contracts, completing all due diligence, and arranging financing. Mr. Howard had also served as a Bond Ratings Associate Director at Standard & Poor’s in New York where he was responsible for credit review and ratings assessments of structured finance and public finance bond offerings. He has served on the Board of Directors for three technology start-up ventures, as well as for the University of San Francisco’s Alumni Board of Governors. He serves on the King County, Washington Affordable Housing Credit Enhancement Review Committee. He is a licensed private pilot, a licensed real estate agent in Washington State, and holds a Series 7, Series 53 and Series 63 Securities Licenses.

Forward Looking Statement Disclaimer

This Current Report on Form 8-K and the exhibits hereto may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2007	DISASTER PREPAREDNESS SYSTEMS, INC.

	By:	/s/ Ronald Rogers
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Name: Ronald Rogers
Title: Chief Operating Officer